ASSIGNMENT AND ASSUMPTION OF AGREEMENT OF SALE

THIS ASSIGNMENT AND ASSUMPTION OF AGREEMENT OF SALE (this “Assignment”) is made and entered into as of February 1, 2008, by and between TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company (“Assignor”), and G&E HEALTHCARE REIT MEDICAL PORTFOLIO 1, LLC, a Delaware limited liability company (“Assignee”), with reference to the following Recitals:

R E C I T A L S

A. Assignor, as “Buyer,” and TST OVERLAND PARK, L.P., a Kansas limited partnership, TST EL PASO PROPERTIES, LTD., a Texas limited partnership, TST JACKSONVILLE II, LLC, a Delaware limited liability company, TST TAMPA BAY, LTD., a Florida limited partnership, TST LARGO ASC, LTD., a Florida limited partnership, TST BRANDON, LTD., a Florida limited partnership, and TST LAKELAND, LTD., a Florida limited partnership (each a “Seller,” and collectively the "Sellers”) entered into that certain Agreement of Sale dated December 19, 2007, as amended (collectively, the “Purchase Agreement”) wherein Assignor agreed to purchase each Seller’s Respective Property (as defined and more particularly described in the Purchase Agreement), on the terms and conditions set forth in the Purchase Agreement.

B. Assignor desires to assign and transfer to Assignee, and Assignee desires to assume from Assignor, all of Assignor’s right, title, claim and interest in, to and under the Purchase Agreement as it relates to the “REIT Properties” (as defined and more particularly described in the Purchase Agreement).

NOW, THEREFORE, in consideration of the foregoing Recitals (which are incorporated herein by this reference) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

A G R E E M E N T

1. Assignment; Assumption. Assignor hereby assigns and transfers to Assignee all of Assignor’s right, title, claim and interest as “Buyer” and otherwise in, to and under the Purchase Agreement as it relates to the REIT Properties. By executing this Assignment, Assignee hereby accepts such assignment and expressly agrees to assume and be bound by all of the provisions of the Purchase Agreement as it relates to the REIT Properties from and after the date hereof.

2. Successors and Assigns. This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

3. Counterparts. This Assignment may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their duly authorized representatives as of the date first written above.

ASSIGNOR:	TRIPLE NET PROPERTIES, LLC,
a Virginia limited liability company
	By:	/s/ Jeff Hanson Name: Title:	Jeff Hanson Chief Investment Officer
ASSIGNEE:	G&E HEALTHCARE REIT MEDICAL PORTFOLIO 1, LLC,
a Delaware limited liability company
	By:	/s/ Andrea R. Biller
		Name: Title:	Andrea R. Biller Executive Vice President